Exhibit 99

                   MUTUAL RELEASE AND HOLD HARMLESS AGREEMENT


     This Mutual Release and Hold Harmless Agreement ("Agreement") is made this 25th day of September 2002, by and between Secured Data, Inc, (formerly known as Enternet, Inc.) a Nevada Corporation, whose address is 14746 N. 78'th Way Scottsdale, Arizona 85260 (SCDD) and iCyberData, Inc., whose principal place of business is in Tampa Florida (ICD) are hereafter collectively referred to as the (Parties).

     WHEREAS, the Parties entered into a certain Intellectual Property Purchase Agreement dated the 31st day of January 2002 and

     WHEREAS, said Agreement required each Party to perform certain services for the benefit of each other, and

     WHEREAS, the Parties were unwilling or unable to perform according to the terms of said Agreement, and

     WHEREAS, the Parties are willing and desire to release the other from its obligations under said Agreement, and return the Intellectual Property from SCDD to ICD.

     NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

     1. MUTUAL RELEASE AND HOLD HARMLESS. The Parties hereby release the other from any and all obligations or responsibilities as set forth in the Agreement dated the 31st day of January 2002 and forever hold each other harmless from any claims brought by or against each other as a result of said Agreement.

     2. CONSIDERATION SCDD shall, at the closing of this transaction, remit to ICD 2,000,000 common shares of SCDD restricted pursuant to Rule 144 with "piggy back" rights of registration.

     3. CHOICE OF LAW. The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of the State of Nevada.

     4. NOTICES. Any notice to either Party required or permitted under this Agreement shall be given in writing to the receiving Party, either by personal service, facsimile transmission with regular mail or by registered or certified mail, postage prepaid at the address set forth above, or another address of which the Party is given notice as herein provided. Any such notice to shall be
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given in a like manner and, if mailed,  shall be addressed to receiving Party at its address set forth above, or another address which has been given as herein provided. Notice shall be deemed to have been duly given (i) on the date of service, if served personally on the Party to whom notice is to be given, or
(ii) on the second business day, after mailing, if mailed to the party to is to be given in the manner provided in this paragraph.

     5. ADDITIONAL ACTS AND DOCUMENTS. Each of the Parties agrees to do such additional acts and execute such additional documents as may be reasonably required by the other to effect the intent of this Agreement.

     6. SEVERABILITY. If any, provision of this Agreement is held invalid or unenforceable; the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     7. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties.

     8. CORPORATE AUTHORITY. The Parties have full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver a copy of a resolution of its Board of Directors authorizing execution of this Agreement by its President and performance thereunder.

     9. CLOSING. The closing shall occur on the date of execution of this Agreement at a location mutually agreed upon by the Parties and all stock and property shall be transferred to the appropriate Party at that time.

     IN WITNESS WHEREOF, the Parties hereto have executed this Mutual Release and Hold Harmless Agreement or caused this Agreement to be executed on the date first above written.

Secured Data, Inc                               iCyberData, Inc


By: /s/ Craig Robson                            By: /s/ David Waterman
   -----------------------                         -------------------------
 Craig Robson, President                           David Waterman, Director